Exhibit 5.1
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                                                       May 24, 2005


Board of Directors
CDEX Inc.
1700 Rockville Pike, Suite 400
Rockville, Maryland 20852

         Re: Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as counsel to CDEX Inc. (the "Company") in connection with the registration for resale on a Registration Statement on Form S-8 (the "Registration Statement") of an aggregate of 10,000,000 shares of common stock, $.005 par value (the "Common Stock") which have been or may from time to time be issued pursuant to the 2002 Stock Incentive Plan and the 2003 Stock Incentive Plan of the Company (the "Plans") to certain of its employees, consultants, officers and directors.

         In such connection, we have examined certain corporate records and proceedings of the Company, including the proceedings taken in connection with the authorization and issuance of the Common Stock described above and such other investigation as we have deemed necessary.

         Based upon the foregoing, we are of the opinion that the shares of Common Stock issued, or to be issued, pursuant to the Plans have been, or, when issued, will be, duly authorized, validly issued, fully paid and nonassessable.

         This opinion is limited to the federal laws of the United States of America and the laws of the State of Nevada, including statutory provisions and reported judicial decisions interpreting those laws.

         We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement, and we further consent to the reference under the caption "Legal Matters" in the Prospectus which forms a part of the Registration Statement to the fact that this opinion concerning the validity of the shares of Common Stock has been rendered by us.

                                               Very truly yours,


                                               /s/Bondy & Schloss LLP
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                                               BONDY & SCHLOSS LLP